                                                                    Exhibit 10.4


                       DEVELOPMENT AND MARKETING AGREEMENT

            THIS DEVELOPMENT AND MARKETING AGREEMENT ("Agreement") is made as of this 1st day of November, 1996 (the "Effective Date") by and between M.C.D. Limited, a corporation formed under the laws of the United Kingdom ("MCD"), March Motors Limited, a corporation formed under the laws of the United Kingdom (the "Company"), and Al Melling ("Consultant").

            WHEREAS, MCD is engaged in the business of designing, developing and selling high performance engines for performance motor vehicles including motorcycles;

            WHEREAS, the Company is interested in producing, marketing and selling superbikes for sale to the general public;

            WHEREAS, the Company is also interested in producing, marketing and selling engines for use in Indy race cars; and

            WHEREAS, MCD and the Company are desirous of working together cooperatively to design and develop piston engines for use in the Company's superbike and for sale for use in Indy race cars.

            NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties hereto agree as follows:

            1.      Definitions

            As used herein, the following terms shall have the following meanings:

                    a.  "Affiliates"   means   corporations  or  other  business
organizations that, either directly or through one or more intermediaries, control, are controlled by, or are under common control with, a party hereto.

                    b. "Control" means ownership of 50% or more of the voting securities of an entity.

                    c. "Design Program" means MCD's efforts to design the following engines: (i) a 1500cc, eight cylinder, twin-cam engine, drivetrain and gear box for use with the Company's superbike motorcycle, and (ii) a single cylinder, twin-plug cylinder head, desmodratic valve gear, built-up bearings on crankshaft and balancer shaft, 600cc engine, drivetrain and gearbox for use with the 600cc Motorcycle Frame.

                    d. "Engine(s)" means, individually or collectively, that certain 1500cc, 4 cylinder, twin-cam engine, drivetrain and gearbox for use with the Company's superbike motorcycle and that certain single cylinder, twin-ply cylinder head, desmodratic valve gear, built-up bearings on crankshaft and balancer shaft, 600cc engine, drivetrain and gearbox for use with the Company's superbike motorcycle, each as designed by MCD pursuant to the Development Program set forth in this Agreement.

                    e.  "Intellectual   Property"  means  copyrights,   patents,
trademarks and trade secrets, whether or not registered, filed, applied for or the like, and all related rights.

                    f. "MCD Technology" means the proprietary technology and related Intellectual Property of MCD, and improvements and modifications to such technology, necessary to develop and produce the Engines for the Company.

                    g. "600cc Motorcycle Frame" means that certain 600cc "one-off" motorcycle frame owned by MCD, which was raced by MCD using a Rotax motor and which is to be used by the Company as the motorcycle frame with its 600cc motorcycle Engine.

                    h. "Specifications" means the drawings, specifications and vendor lists for the design, performance and manufacturability of the Engines, which are to be designed by MCD hereunder.

                    i.  "600cc   Prototype   Motorcycle"   means  the  prototype
motorcycle to be produced by MCD as part of the Design Program by combining the 600cc Motorcycle Frame and the 600cc motorcycle Engine.

            2.      Design Program

                    MCD agrees to use all commercially reasonable efforts to complete the Design Program by the end of May 1997. The parties agree that the target cost to produce each 1500cc motorcycle Engine shall be Four Thousand Pounds (4,000), and the target costs to produce each 600cc motorcycle Engine shall be One Thousand Eight Hundred Pounds (1,800). The parties agree that the estimated cost of designing both Engines is approximately Seventy Thousand Pounds (70,000). The Company hereby agrees to pay MCD the sum of Seventy Thousand Pounds (70,000) in consideration of MCD's continuing compliance with the Design Program. Such amount will be payable in seven (7) equal installments of Ten Thousand Pounds (10,000) each, with the first such installment being due and payable on November 15, 1996, and the remaining installments being due and payable on the first day of each succeeding month, such installment payments shall be contingent upon and subject to MCD's continued compliance with the Design Program. Upon each installment payment made by the Company pursuant to this Section 2, the Company shall obtain and retain all right, title and interest in and to the Specifications, the Engines and all Intellectual Property therein. MCD also agrees to sell the Company all of MCD's rights, title and interest in the 600cc Motorcycle Frame, including the exclusive right to design, produce, market and sell frames based on the 600cc Motorcycle Frame, and, in consideration therefor, the Company agrees to pay MCD the sum of Twenty-Five Thousand Pounds (25,000) on November 15, 1996. MCD further agrees to produce one fully-operational 600cc Prototype Motorcycle as part of the Design Program. Except for reasonable travel expenses incurred by MCD in its performance of this Agreement which costs shall be paid for by the Company and except as otherwise provided in this Agreement, MCD shall be responsible for all costs and expenses incurred in carrying out the Design Program. MCD agrees to consult with the Company on a regular basis regarding the progress of the Design Program, and will give the Company the opportunity to review and approve the functional specifications prior to commencing the engineering phase of the Design Program. In connection with the Design Program, MCD agrees to assist the Company in creating an owners' manual for the 1500cc Motorcycle Engine and the 600cc Prototype Motorcycle which the Company will distribute to the purchasers and end-users of such products. MCD also agrees to supply the Company with a parts list for the 600cc Prototype Motorcycle, which list shall identify each part comprising such Motorcycle, the name of the distributor for each such part and the price for each such part. If MCD fails to develop the Engines and the 600cc Prototype Motorcycle by May 31, 1997, the Company shall have the right to terminate this Agreement pursuant to Section 12 hereunder; provided, however, that the Company will not be able to terminate this Agreement if such delay is directly caused by the delay or nonperformance of MCD's subcontractors.

            3.      Ownership of Technology.

                    a. MCD Technology. MCD owns and possesses all right, title and interest in the MCD Technology. MCD has not licensed any of the MCD Technology to any third party. MCD has taken all necessary action to protect the MCD Technology. MCD has not received any notice of, nor are there any facts known to MCD which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the MCD Technology; no claim by any third party contesting the validity of the MCD Technology has been made, is currently outstanding or, to the best knowledge of MCD, is threatened; MCD has not received any notice of any infringement, misappropriation or violation by it of any intellectual property rights of any third parties and MCD has not infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the products currently under development (in their present state of development), including the Engines, or with respect to the conduct of the MCD's business as now conducted. The parties agree that MCD shall retain all right, title and interest in and to the MCD Technology and all Intellectual Property therein, subject only to the license granted hereunder.

                    b. Company Technology. The parties agree that the Company shall retain all right, title and interest in and to the Specifications, the Engines, all Intellectual Property therein.

                    c. Technical Assistance. MCD will provide knowledgeable and competent personnel as reasonably necessary to work with the Company's personnel, at the Company's expense, to complete the development of the Engines and to ensure that the Engines operate in accordance with the Specifications. MCD hereby agrees to attend bi-weekly progress meetings with March Group PLC to discuss the integration of the motorcycle Engine into the specifications for the motorcycle which shall utilize such Engine. MCD also agrees to provide knowledgeable and competent personnel as reasonably necessary, to assist the Company in all phases of assemble and manufacture of the Engines.

            4.     License and Royalty.

                    a. License to the Company. Subject to the terms and conditions of this Agreement, MCD hereby grants to the Company, and the Company hereby accepts from MCD, a royalty-free, perpetual, irrevocable, exclusive and worldwide license to use the MCD Technology in connection with the manufacture, marketing and sale of the Engines.

                    b. The Company agrees to pay to MCD royalties at the rate of two and one-half percent (2.5%) of the net selling price of motorcycles utilizing the motorcycle Engines sold by the Company. For this purpose, "net selling price" shall mean the dealer invoice price for each motorcycle sold by the Company utilizing the Engines, less returns, allowances and shipping charges.

                    c. All royalties calculated pursuant to Section 4(b) shall be paid to MCD net of any tax or charge imposed by any United Kingdom government or political subdivision thereof except for income tax or tax in lieu of income tax imposed thereon and required to be withheld by the Company pursuant to valid governmental authority. With respect to any such tax properly withheld, the Company shall furnish MCD with receipts showing the withheld taxes to have been duly deposited with the taxing authority. The Company shall be solely responsible for payment of any value added tax to this Agreement or any payments made pursuant to this Agreement.

                    d. Royalties are to be paid in monthly installments (less taxes as provided in Section 4(c) within thirty (30) days after the Company's receipt of final payment for any motorcycle utilizing the motorcycle Engines developed pursuant to this Agreement. Each installment will be payable in British Pounds by wire transfer to a bank account designated by MCD.

                    e. For as long as royalties are due under this Agreement, the Company will keep true and accurate records adequate to permit royalties due to MCD to be computed and verified. The records will be open at all reasonable times during business hours for inspection by a duly authorized representative of MCD to the extent necessary for the determination of the accuracy of the reports made hereunder. MCD's representative will have the right to make copies of the relevant records.

            5. Production Equipment. MCD shall provide the Company with a list of vendors who will develop the molds, tooling, dies and casts to produce component parts for the manufacture of the Engines. All such molds, tooling, dies and casts shall be referred to in this Agreement as the "Production Equipment." From the Effective Time until the third anniversary of this Agreement, the Production Equipment shall be used by the Company, MCD, any affiliate of the Company or MCD and their respective subcontractors for the sole and exclusive benefit of the Company.

            6.      Marketing Obligations.

                    a. Best Efforts to Promote Marketing. At all times during the term of this Agreement, both parties will use best efforts to promote the manufacture, sale, marketing and distribution of the motorcycles utilizing the Engines.

                    b. Marketing Practices. Both parties agree to (i) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of the other party, (ii) not engage in deceptive, misleading or unethical practices that are or might be detrimental to the other party, (iii) not make any false or misleading representation with regard to the other party or its products, (iv) not publish or utilize or cooperate in the publication or utilization of any misleading or deceptive advertising material that relates in any way to the other party and its products, (v) not make any representation or warranty to anyone with respect to the specifications, features or capabilities of the other party's products that are inconsistent with the literature distributed by the other party, including all disclaimers contained in such literature, and (vi) not make any warranty or representation to anyone that would give the recipient any claim or right of action against the other party.

            7.      Additional Covenants of MCD.

                    a. Agreement not to Compete.

                       (i) Except for MCD's existing relationship with Motorrad-Und Zweiradwerk GmbH, and as otherwise contemplated by this Agreement, MCD agrees that during the term of this Agreement and for a period of five (5) years after the termination of this Agreement, it will not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement. Specifically, MCD shall not design for any other developer of competition motorcycles V-8 engines, single cylinder 500cc to 700cc engines, 750cc engines, or any engine which would be used as a world superbike engine.

                       (ii) The obligations of MCD under Section 7 (a)(i) shall apply to any geographic area in which the Company (y) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (z) has otherwise established its goodwill, business reputation, or any customer relations.

                       (iii) Ownership by MCD, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a securities exchange or publicly traded on any recognized market shall not constitute a breach of this Section 7.

                       (iv) MCD further agrees that during the term of this Agreement it will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the foregoing provisions of this Section 7 if such activity were carried out by MCD, either directly or indirectly. In particular, MCD agrees that it will not, directly or indirectly, induce any employee of MCD to carry out, directly or indirectly, any such activity.

            8.      Confidentiality.

                    a.  Obligation.  Each party shall keep  confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein, or for the benefit of any third party, any of the following information disclosed by the other party to it (collectively "Confidential Information"): (i) any information provided to it by the other party marked with a proprietary, confidential or other similar notice, or orally disclosed to it by the other party and followed by a writing within thirty (30) days of such oral disclosure indicating said information was confidential, and (ii) even if not so marked, information that is reasonably understood by it to be confidential, including the MCD Technology, on the one hand, and the Specifications and the Company Technology, on the other hand.

                    b. Exclusions. the term "Confidential Information" shall not include information which (i) is or become generally known or available through no act or failure to act by the receiving party, (ii) is already known by the receiving party at the time of receipt as evidenced by its records, (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure, (iv) is disclosed by written permission of the party disclosing the Confidential Information, or (v) is required to be disclosed by court order or law, but in such event notice shall be provided at least ten (10) days in advance of such disclosure.

                    c. Access to Information. Each party shall limit access to Confidential Information to those of its employees or agents (including subcontractors) who have a need for such Confidential Information, or to its sublicensees to the extent necessary to allow such sublicensee to fully use their sublicensees, and who are under a written obligation to keep such information confidential. Such written obligation shall be at least as restrictive as those obligations specified in Section 8(a) above.

                    d. Injunctive Relief. The parties acknowledge that a breach or threatened breach of this Section 8 by any of the parties may cause the nonbreaching party to suffer irreparable harm and injury such that no remedy at law will adequately compensate the other party. Thus, the nonbreaching party shall have the right to obtain injunctive relief with respect to such breach or threatened breach, in addition to any other available remedy or relief.

            9.      Warranties.

                    a. Warranties by MCD. MCD warrants that, for a period of five (5) years from the date of delivery of the prototype Engines, such prototypes shall conform to the Specifications.

                    b. Warranty Pass-Through. The Company is permitted to provide to its end-users the warranty granted to it hereunder. The Company hereby agrees to indemnify and hold harmless MCD for any warranty or representation made by the Company that exceeds or that is otherwise inconsistent with such warranty.

                    c. Survival. The provisions of this Section 9 shall survive the expiration or termination of this Agreement for any reason.

            10.     Intellectual Property Indemnification.

                    MCD shall indemnify the Company for any damages finally awarded or settlement amounts paid in respect of any loss, liability or expense suffered or incurred by the Company or any of its customers for any patent, copyright, trade secret or similar infringement claim brought against the Company or any of its customers in respect of the Company's use or such customer's use of the Engines, the 600cc Motorcycle Frame or any of the MCD Technology, or any material supplied by MCD to the Company pursuant to this Agreement. The Company shall notify MCD as soon as practicable of any such infringement claim brought against either the Company or any of its customers. If the Company defends such a claim, then, if requested by the Company, MCD shall provide the Company with full documentation and cooperation to assist the Company in defending such claim. If any item furnished hereunder, including without limitation the Specifications, the 600cc Motorcycle Frame or the Engines supplied hereunder, is in MCD's opinion likely to or does become the subject of a claim for infringement of any patent, copyright or other proprietary right, MCD may, at its option and expense, procure for the Company or any affected customer, the right to continue using the same, or modify it so that it becomes non-infringing, but without diminishing MCD's obligations hereunder.

            11.     Consulting Relationship.

                    a. Retention of Consultant; Services to be Performed. The Company hereby retains Consultant to render such training, consulting and advisory services relating to the Engines, and the motorcycle engine produced pursuant to that certain Development and Marketing agreement dated as of December 15, 1995 by and between the Company and MCD, as the Company may request. Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Consultant shall devote such portion of his business time, attention, skill and energy to the business of the Company as may be reasonably required to perform the services required by this Agreement and shall assume and perform to the best of his ability such reasonable responsibilities and duties as shall be assigned to Consultant from time to time by the Company. During the term of this Agreement, Consultant shall report to the Managing Director of the Company.

                    b. Compensation. As compensation in full for Consultant's services hereunder, the Company shall pay to Consultant a consulting fee at the rate of Ten Thousand Pounds (10,000) per month. The consulting fee shall be payable to Consultant in arrears at the end of each calendar month beginning on June 30, 1997 and continuing until December 31, 1999, provided, however, that if this Agreement is terminated prior to its natural expiration, the Company shall have no further obligations to Consultant.

                    In the event that Consultant becomes disabled and is unable to perform normal consulting and/or advisory services pursuant to this Agreement, the Company shall not be obligated for the payment of any further compensation hereunder until such disability has ceased and Consultant is able to resume his normal responsibilities hereunder, even though this Agreement has not been terminated by the Company in accordance with its terms.

                    c. Expenses. Consultant shall be reimbursed by the Company in accordance with the policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are incurred by Consultant in performing his duties under this Agreement, including, without limitation, reasonable travel expenses incurred by Consultant.

                    d. Improvements and Inventions.

                       (i) Notification and Disclosure. Consultant shall promptly notify the Company in writing of the existence and nature of, and shall promptly and fully disclose to the Company, any and all ideas, designs, practices, processes, apparatus, improvements and inventions, whether or not they are believed to be patentable (all of which are hereinafter sometimes referred to as "inventions"), which Consultant has conceived or first actually reduced to practice and/or may conceive or first actually reduce to practice during the period of Consultant's consulting arrangement with the Company or which Consultant may conceive or reduce to practice within six (6) months after termination of this Agreement, if such inventions relate to a product or process upon which Consultant worked during the term of his consulting arrangement with the Company.

                       (ii) Ownership and Patenting of Inventions. All such inventions shall be the sole and exclusive property of the Company or its nominee, and during the term of this Agreement and thereafter, whenever requested to do so by the Company, Consultant shall execute and assign any and all applications, assignments and other instruments that the Company shall deem necessary or convenient in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such inventions and in order to assign and convey to the Company or its nominee the sole and exclusive right, title and interest in and to such inventions. Consultant will render aid and assistance to the Company in any interference or litigation pertaining to such inventions, and all expenses reasonably incurred by Consultant at the request of the Company shall be borne by the Company. In this connection, if such aid or assistance requires any expenditure of Consultant's time after termination of this Agreement, Consultant shall be entitled to compensation for the time requested by the Company at an hourly rate equal to the pro rata hourly rate at which Consultant was being paid for a normal pay period immediately prior to the end of the term of this Agreement.

            12.     Term, Termination and Effect of Termination.

                    a. Term. This Agreement shall commence on the Effective Date and, subject to earlier termination as provided herein, shall continue until the date which is five (5) years after the Effective Date. The Agreement shall be renewable for additional one (1) year periods upon mutual written agreement by the parties at least ninety (90) days prior to the expiration of the then-current term.

                    b. Termination on Bankruptcy. Either party may terminate this Agreement upon written notice if a petition for relief under any bankruptcy law or legislation is filed by or against the other party, the other party makes an assignment for the benefit of creditors, or a receiver is appointed for an or a substantial portion of any of the other party's assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days.

                    c. Termination for Failure to Develop Specifications. If the Company terminates this Agreement for failure by MCD to develop the
Specifications or the Engines as provided herein, this Agreement shall be terminated and the Company shall be entitled to all rights in and to the Specifications and all Intellectual Property therein, designed to date. MCD will not be held responsible for late delivery from suppliers or subcontractors.

                    d. Effect of Material Breach by MCD. If MCD materially breaches this Agreement, the Company shall have the right to terminate this Agreement and the Company shall be entitled to all rights in and to the Specifications and all Intellectual Property therein, developed to date, and the continuing right to the license granted to the Company in Section 4(a) relating to the MCD Technology.

                    e. Effect of Material Breach by the Company. If the Company materially breaches this Agreement and fails to correct such default within sixty (60) days after written notice of such default is provided to the Company by MCD, MCD shall have the right, at its sole option, to terminate this Agreement and the Company shall be entitled to all rights in and to the Specifications and all Intellectual Property therein, designed and paid for to date, and the continuing right to the license granted to the Company in Section 4 (a) relating to the MCD Technology.

                    f. Surviving Rights. Termination or expiration of this Agreement shall not affect any other rights of the parties which may have accrued up to the date of such termination or expiration and, in addition, (i) no party shall be relieved of any obligation for any sums due to the other party, (ii) the Company shall be entitled to take physical possession of and ownership of all Specifications and all Intellectual Property therein, designed to date, and the continuing right to the license granted to the Company in
Section 4(a) relating to the MCD Technology, and (iv) no party shall be relieved of its obligations under Sections 8 (Confidentiality), 9 (Warranties), 10 (Intellectual Property Indemnification) and 14 (k) (Choice of Governing Law).

            13.     Compliance With Laws.

                    In connection with and in furtherance of its marketing and manufacturing activities hereunder, each party shall be responsible for obtaining, and shall use all reasonable commercial efforts to obtain, and all required governmental authorizations, including without limitation any import licenses and foreign exchange permits, and, if applicable, shall be responsible for filing or registering this Agreement with the appropriate authorities.

            14.     Miscellaneous.

                    a. Relationship of Parties. The parties are not employees or legal representatives of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

                    b. Further Assurances. The parties agree that each party has the exclusive right to enjoin any infringement by a third party of any Intellectual Property of the party related to such party's technology. In the event that any unlawful copying of the Specifications, the 600cc, Motorcycle Frame or the Engines, infringement of a party's rights in the Specifications, the 600cc Motorcycle Frame or the Engines, or infringement or registration by a third party of the rights of MCD or the Company comes to the attention of either party, such party shall immediately inform the other in writing, stating the full facts of the infringement or registration known to it, including the identity of the suspected infringer or registrant, the place of the asserted infringement or registration and evidence thereof. Each of the parties agree to cooperate fully with the other party at the expense of such other party if such other party sues to enjoin such infringements or to oppose or invalidate any such registration.

                    d. Nonassignability; Binding on Successors. Either party may assign or otherwise transfer this Agreement to an Affiliate or in connection with a sale of all or substantially all of its assets, or of its business, whether via merger or otherwise. Except as permitted in the preceding sentence, neither party shall assign any of its rights or obligations under this Agreement without the express written consent of the other party, which consent shall not unreasonably be withheld. Any attempted assignment under this Agreement without such consent shall be void. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon the executors, heirs, representatives, administrators and assigns of the parties hereto.

                    e. Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

                    f. Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay.

                    g. Waiver. Any waiver (express or implied) by either party of any breach of this Agreement shall be in writing and shall not constitute a waiver of any other or subsequent breach.

                    h.  Entire  Agreement;  Amendment.  This  Agreement  and the
exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the parties and supersede any previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

                    i.   Counterparts.   This   Agreement  may  be  executed  in
counterparts with the same force and effect as if each of the signatories had executed the same instrument.

                    j. Notice. All notices, communications, requests, demands, consents and the like required or permitted under this Agreement will be in writing and will be deemed given and received (i) when delivered personally,
(ii) when sent by confirmed telecopy, (iii) ten (10) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (iv) three (3) business days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:

                        If to MCD:

                        Attention:
                        Telephone:
                        Telecopy:

                        With a copy to:

                        Attention:
                        Telephone:
                        Telecopy:

                        If to the Company:

                        March Motors Limited
                        c/o IDI Distributors
                        7667 Equitable Drive
                        Eden Prairie, MN 55344
                        U.S.A.
                        Attention:  Joseph Novogratz
                        Telephone:  (612) 937-2000
                        Telecopy:  (612) 937-9809

                        With a copy to:

                        Dorsey & Whitney LLP
                        Pillsbury Center South
                        220 S. Sixth Street
                        Minneapolis, Minnesota 55402
                        USA
                        Attention:  Thomas S. Hay, Esq.
                        Telephone:  (612) 340-2600
                        Telecopy:  (612) 340-2868

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith, except that notices of change of address will be effective only upon receipt. A notice given by any means other than as specified herein will be deemed duly given when actually received by the addressee.

                    k. Choice of Governing Law, Arbitration. This Agreement is made in accordance with and shall be governed and construed under the laws of the United Kingdom, as applied to agreements executed and performed entirely in the United Kingdom. The official text of this Agreement and any Exhibit or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language. Any dispute or difference arising between the parties hereto will be referred to binding arbitration to be conducted in London, England in accordance with the International Chamber of Commerce. The award of the arbitrator(s) shall be enforceable in any court having jurisdiction over the party (or over the property of the party) against whom enforcement is sought.

          l. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

          m. CAPTIONS AND SECTION REFERENCES. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

          n.   AUTHORITY TO ENTER INTO AND EXECUTE AGREEMENT; PRIOR GRANTS.
Each party represents and warrants to the other that it has the right, full power and lawful authority to enter into this Agreement for the purposes herein (including the granting of licenses under this Agreement) and to carry out its obligations hereunder. Each party further warrants to the other that it has no other outstanding agreements or obligations inconsistent with the terms and provisions hereof and that it has not made any prior grants or rights in or to the MCD Technology, the Specifications and the Engines, on the one hand, or the Company Technology, on the other hand, to any third party which are inconsistent or would interfere in the performance of this Agreement.

          o. PUBLICITY. All notices to third parties and any other publicity concerning this Agreement or its subject matter shall be jointly planned and coordinated between the parties. Neither party shall act unilaterally in this regard without the prior written approval of the other party, which approval shall not be unreasonably withheld, and which shall be deemed to be given when disclosure is specifically required by law. All related communications within each party's organization shall be of a confidential nature.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        M.C.D. LIMITED

                                        By /s/ Al Melling
                                           -----------------------
                                           Its Principle
                                               -------------------

                                        MARCH MOTORS LIMITED


                                        By /s/ Joseph Novogratz
                                           -----------------------
                                           Its President/Chairman
                                               -------------------

                                        /s/ Al Melling
                                           -----------------------
                                           Consultant